As filed with the Securities and Exchange Commission on January 5, 1997

                                       Registration No. 333-_____

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ________________

                                   FORM S-3
                            REGISTRATION STATEMENT
                                    under
                          THE SECURITIES ACT OF 1933
                              _________________

                        FGIC SECURITIES PURCHASE, INC.
            (Exact name of Registrant as specified in its charter)
     DELAWARE                                               13-3633082
(STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                              IDENTIFICATION
NUMBER)
                                 115 BROADWAY
                          NEW YORK, NEW YORK  10006
                                (212) 312-3000
             (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
      INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 Ann C. Stern
                        FGIC SECURITIES PURCHASE, INC.
                                 115 Broadway
                          New York, New York  10006
                                (212) 312-3000

     (Name, address, including zip code, and telephone number, including area code, if agent for service)

                                   Copy to:
                         MICHAEL F. TAYLOR, ESQ.
                         BROWN & WOOD LLP
                         ONE WORLD TRADE CENTER
                         NEW YORK, NEW YORK 10048-0557
                              _________________

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.
                              _________________
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

     This Registration Statement also covers Liquidity Facility Obligations issued in connection with any remarketing of Securities purchased by the Registrant or its affiliates.

                       CALCULATION OF REGISTRATION FEE



                                                                   Proposed                Proposed
      Title of each class of                                       maximum                  maximum
         Securities to be               Amount to be              aggregate                aggregate               Amount of
            registered                   registered               per unit*             offering price*         registration fee
  Liquidity Facility Obligations       $1,000,000,000                100%               $1,000,000,000              $295,000



*    Estimated solely for the purpose of determining the registration fee.

                         -------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                $1,000,000,000

                        PRINCIPAL AMOUNT PLUS INTEREST

                        LIQUIDITY FACILITY OBLIGATIONS

                                      OF

                        FGIC SECURITIES PURCHASE, INC.


     FGIC Securities Purchase, Inc. ("FGIC-SPI" or the "Company") intends to offer from time to time, in connection with the issuance by municipal authorities of adjustable or floating rate debt securities (the
"Securities"), its obligations (the "Obligations") under one or more liquidity facilities (the "Liquidity Facilities"). The Obligations will not be sold separately from the Securities, which will be offered pursuant to a separate prospectus or offering statement. The Obligations will not be severable from the Securities and may not be separately traded. This Prospectus, appropriately supplemented, may also be delivered in connection with any remarketing of Securities purchased by FGIC Securities Purchase, Inc. or its affiliates.

     Unless otherwise specified in a prospectus supplement to the Prospectus (a "Prospectus Supplement"), the Obligations will be issued from time to time to provide liquidity for certain adjustable or floating rate Securities issued by municipal or other issuers. The specific terms of the Obligations and the Securities to which they relate will be set forth in a Prospectus Supplement. Each issue of Obligations may vary, where applicable, depending upon the terms of the Securities to which the issuance of Obligations relates.

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURI-
             TIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                COMMISSION OR ANY STATE SECURITIES COMMISSION
                   PASSED UPON THE ACCURACY OR ADEQUACY OF
                    THIS PROSPECTUS AND PROSPECTUS SUPPLE-
                       MENT. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.

                             ___________________

              The date of this Prospectus is January 5, 1997.


     The information contained in this Prospectus has been obtained from FGIC Securities Purchase, Inc. This Prospectus is submitted in connection with the future sale of securities as referred to herein, and may not be reproduced or used, in whole or in part, for any other purposes.

     No dealer, salesman or any other person has been authorized by FGIC-SPI to give any information or to make any representation, other than as contained in this Prospectus or a Prospectus Supplement, in connection with the offering described herein, and if given or made, such other information or representation must not be relied upon as having been authorized by any of the foregoing. This Prospectus does not constitute an offer of any securities other than those described herein or a solicitation of an offer to buy in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale.


                            AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at Room 1024 at the Office of the Commission, 450 Fifth Street N.W., Washington, D.C. 20549, as well as at the Regional Offices of the Commission at Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and Seven World Trade Center, 13th Floor, New York, New York 10048 and copies can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that site is http: //www.sec.gov. FGIC-SPI does not intend to deliver to holders of its obligations offered hereby an annual report or other report containing financial information.

     This Prospectus and the applicable Prospectus Supplement constitute a prospectus with respect to the Obligations of FGIC-SPI under the Liquidity Facilities to be issued from time to time by FGIC-SPI in support of the Securities. It is not anticipated that registration statements with respect to the Securities issued by municipal authorities will be filed under the Securities Act of 1933, as amended.

                            -------------------

                     DOCUMENTS INCORPORATED BY REFERENCE

     There is hereby incorporated in this Prospectus by reference (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1996;
(ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; (iii) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997; and (iv) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, all heretofore filed with the Commission pursuant to Section 13 of the 1934 Act, to which reference is hereby made.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of the Obligations and the Securities shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to Corporate Communications Department, FGIC Corporation, 115 Broadway, New York, New York 10006, Telephone No. (212) 312-3000.

                                   SUMMARY

     The proposed structure will be utilized to provide liquidity through a "put" mechanism for floating or adjustable rate securities and other derivative debt securities issued by municipal authorities. Such securities typically include a tender feature that permits broker-dealers to establish interest rates on a periodic basis which would enable the securities to be remarketed at par and that provides a secondary market liquidity mechanism for holders desiring to sell their securities. Such securities will be remarketed pursuant to an agreement under which the broker-dealers will be obligated to use "best efforts" to remarket the securities. In the event that they cannot be remarketed, FGIC-SPI will be obligated, pursuant to a standby purchase agreement with the issuer, remarketing agent, tender agent or trustee of the securities, to purchase unremarketed securities, from the holders desiring to tender their securities (the "put option") or upon certain other events. This facility will assure bondholders of liquidity for their securities even when market conditions preclude successful remarketing.

     The proposed structure may also be used in connection with concurrent offerings of variable rate demand securities ("VRDNs") and convertible inverse floating rate securities ("INFLOs"). VRDNs and INFLOs are municipal derivative securities pursuant to which (i) the interest rate on the VRDNs is a variable interest rate which is re-set by the remarketing agent from time to time (not to exceed a stated maximum rate) (the "VRDN Rate") and (ii) the interest rate on the INFLOs is concurrently re-set at a rate equal to twice a specified Linked Rate minus the fee charged by FGIC-SPI for the Liquidity Facility. The owners of VRDNs have the optional right to tender their VRDNs to the issuer for purchase and, in the event the remarketing agent does not successfully remarket the tendered VRDNs, FGIC-SPI is obligated to pay the purchase price therefor pursuant to the terms of its liquidity facility.

     If an owner of INFLOs desires a fixed rate of interest not subject to fluctuation based on the inverse floating rate equation described above, such owner may elect to purchase from VRDN holders an amount of VRDNs equal to the principal amount of INFLOs for which such INFLO owner desires a fixed rate of interest. The net effect of such purchase is to "link" an equal principal amount of VRDNs and INFLOs and thereby set a fixed interest rate on the combined securities. If the owner of such combined securities so elects, the owner may "de-link" his or her VRDNs and INFLOs. The remarketing agent will then remarket the VRDNs at a re-set interest rate and the INFLOs retained by the de-linking owner will again continue to vary and to be re-set whenever the interest rate of the VRDNs are re-set. An INFLOs owner may also elect to permanently link his or her INFLOs with an equal principal amount of VRDNs and thereby permanently fix the interest rate on the combined securities to their stated maturity; once permanent linkage is effected, no subsequent de-linkage is permitted.

     Until such time as VRDNs are permanently linked to INFLOs, the VRDNs will remain subject to remarketing in the manner noted above and FGIC-SPI will remain obligated to purchase unremarketed VRDNs in connection with the optional right of holders to tender their VRDNs for purchase.

     The fees for providing the liquidity mechanism will be paid by the issuer or other entity specified in the applicable Prospectus Supplement, typically over the life of the liquidity agreement or, in the case of VRDNs, until such time as a VRDN is permanently linked with an INFLO. Except as otherwise provided in a Prospectus Supplement, in order to obtain funds to purchase unremarketed securities, FGIC-SPI will enter into standby loan agreements with one or more financial institutions (the "Standby Lenders") under which the Standby Lenders will be irrevocably obligated to lend funds to FGIC-SPI as needed to purchase securities for which the put option has been exercised. Except as otherwise provided in a Prospectus Supplement, the standby purchase agreement between FGIC-SPI and the trustee, issuer or other specified entity will provide that without the consent of the issuer and the trustee for the security holders, FGIC-SPI will not agree or consent to any amendment, supplement or modification of the related standby loan agreement, nor waive any provision thereof, if such amendment, supplement, modification or waiver would materially adversely affect the issuer or other specified entity, or the security holders. Except as otherwise provided in a Prospectus Supplement, the obligations of FGIC-SPI under the standby purchase agreement may only be terminated upon the occurrence of certain events of non-payment, default or insolvency on the part of the issuer or other specified entity. In the event of a termination of the obligations of FGIC-SPI under the standby purchase agreement, the securities will be subject to a mandatory tender. Prior to such time, security holders will have the option to tender their securities, all as set forth in the applicable Prospectus Supplement.

     The above structure is intended to receive the highest ratings from the rating agencies and to provide public issuers with the lowest cost of financing. There can be no assurances, however, that such ratings will be maintained.


                                 THE COMPANY

     FGIC-SPI  was incorporated  in  1990  in the  State  of Delaware.    All
outstanding capital stock of FGIC-SPI is owned by FGIC Holdings, Inc., a Delaware corporation.

     Unless otherwise specified in a Prospectus Supplement, the business of FGIC-SPI consists and will consist of providing liquidity for certain adjustable and floating rate Securities issued by municipal authorities or other issuers through Liquidity Facilities. The securities are typically remarketed by registered broker-dealers at par on a periodic basis to establish the applicable interest rate for the next interest period and to provide a secondary market liquidity mechanism for security holders desiring to sell their securities. Pursuant to standby purchase agreements with issuers of the securities, FGIC-SPI will be obligated to purchase unremarketed securities from the holders thereof who voluntarily or mandatorily tender their Securities for purchase. In order to obtain funds to purchase the Securities, FGIC-SPI will enter into one or more standby loan agreements with Standby Lenders under which the Standby Lenders will be irrevocably obligated to lend funds as needed to FGIC-SPI to purchase Securities as required.

     FGIC-SPI's principal executive offices are located at 115 Broadway, New York, New York 10006, Telephone No. (212) 312-3000.


                           THE LIQUIDITY FACILITIES

     The Obligations will  rank equally with all other  general unsecured and
unsubordinated  obligations  of FGIC-SPI.    The Obligations  are  not issued
pursuant to an indenture.

     Registered owners of the Securities will be entitled to the benefits and subject to the terms of the applicable Liquidity Facility as specified in the Prospectus Supplement. Pursuant to the Liquidity Facilities, FGIC-SPI will agree to make available to a specified intermediary, upon receipt of an appropriate demand for payment, the purchase price for the Securities to which such Liquidity Facility relates. The obligation of FGIC-SPI under each Liquidity Facility will be sufficient to pay a purchase price equal to the principal of the Security to which such facility relates, premium, if any, and up to a specified amount of interest at a specified rate set forth in the applicable Prospectus Supplement.


                          THE STANDBY LOAN AGREEMENT

     In order to obtain funds to fulfill its obligations under the Liquidity Facilities, FGIC-SPI will enter into one or more Standby Loan Agreements with one or more Standby Lenders under which the Standby Lenders will be irrevocably obligated to lend funds to FGIC-SPI as needed to purchase the Securities to which the applicable Liquidity Facility relates. Each Standby Loan Agreement will have the terms set forth in the applicable Prospectus Supplement. It is anticipated that each loan under a Standby Loan Agreement will be in an amount not exceeding the purchase price for the Securities tendered by the holders which will represent the outstanding principal amount of such securities, premium, if any, and accrued interest thereon for a specified period. The proceeds of each loan shall be used only for the purpose of paying the purchase price for tendered Securities. It is not anticipated that a Standby Lender will guarantee the Securities to which its Standby Loan Agreement relates or FGIC-SPI's obligation under any Standby Purchase Agreement. Standby Lenders will be identified in the appropriate Prospectus Supplement.

                             PLAN OF DISTRIBUTION

     The Obligations will not be sold separately from the Securities, which will be offered pursuant to a separate prospectus, official statement or offering circular.

                                LEGAL MATTERS

     The legality of the Obligations has been passed upon for FGIC-SPI by Brown & Wood LLP, One World Trade Center, New York, New York 10048.

                                   EXPERTS

     The financial statements of FGIC Securities Purchase, Inc. as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, appearing in FGIC Securities Purchase, Inc.'s 1996 Annual Report (Form 10-K) have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

      No dealer, salesman or any                 $1,000,000,000
 other individual has been authorized
 to give any information or to make
 any representations other than those
 contained in this Prospectus in
 connection with the offer made by
 this Prospectus, and, if given or
 made, such information or
 representations must not be relied
 upon as having been authorized by              principal amount
 FGIC-SPI.  This Prospectus does not       plus interest and premium,
 constitute an offer or solicitation                 if any
 by anyone in any jurisdiction in
 which an offer or solicitation is       LIQUIDITY FACILITY OBLIGATIONS
 not authorized or in which the
 person making such offer or                       issued by
 solicitation is not qualified to do
 so or to anyone to whom it is
 unlawful to make such offer or
 solicitation.                                  FGIC Securities
                                                 Purchase, Inc.




 TABLE OF CONTENTS                                 PROSPECTUS
                            Page
                            ----
                                                January 5, 1997
 Available Information . . . . . .  2
 Documents Incorporated
   By Reference  . . . . . . . . .  3
 Summary . . . . . . . . . . . . .  4
 The Company . . . . . . . . . . .  5
 The Liquidity Facilities  . . . .  6
 The Standby Loan Agreement  . . .  6
 Plan of Distribution  . . . . . .  6
 Legal Matters . . . . . . . . . .  7
 Experts . . . . . . . . . . . . .  7



                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses expected to be incurred in connection with the offering described in the Registration Statement. All amounts are estimated except the registration fee.

     Registration Fee                $295,000
     Printing and Engraving             5,000
     Legal Fees and Expenses           30,000
     Rating Agency Fees                50,000
     Miscellaneous Fees                 5,000
                                        -----
          Total                      $385,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware provides that in certain circumstances a corporation may indemnify directors and officers against the reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by them in connection with any action, suit or proceeding by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that if such action, suit or proceeding shall be in the right of the corporation, indemnification shall be provided only against reasonable expenses (including attorneys' fees) and no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation, unless and to the extent that the Court of Chancery of the State of Delaware or any other court in which the suit was brought shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity. A corporation shall be required to indemnify against reasonable expenses (including attorneys' fees) any director or officer who successfully defends any such actions. The foregoing statements are subject to the detailed provisions of Section 145 of the General Corporation Law of the State of Delaware.

     The By-Laws of FGIC-SPI provide that each person who at any time is or shall have been a director, officer, employee or agent of FGIC-SPI, or is or shall have been serving at the request of FGIC-SPI as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and his or her heirs, executors and administrators, shall be indemnified by FGIC-SPI in accordance with and to the full extent permitted by the General Corporation Law of the State of Delaware.

     The directors of FGIC-SPI are insured under officers and directors liability insurance policies purchased by FGIC Corporation. The directors, officers and employees of FGIC-SPI are also insured against fiduciary liabilities under the Employee Retirement Income Security Act of 1974.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    Item 601 of
  Regulation S-K
Exhibit Reference
      Number
------------------

     4.1 --    Proposed Form of Standby Bond Purchase Agreement (Issuer).

     4.2 -- Proposed Form of Standby Bond Purchase Agreement (Third Party Fiduciary).

     5   --    Opinion of Brown & Wood LLP re legality of securities.

     10   --   Proposed Form of Standby Loan Agreement between FGIC-SPI and a
               Standby Lender.

     24   --   Consents of experts and counsel:

               (a)  Consent of KPMG Peat Marwick LLP
               (b)  Consent of Brown & Wood LLP
                              (included in Exhibit 5).

     25   --   Power of Attorney (included in Registration Statement at page
               II-5).

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          1. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the registrant's Certificate of Incorporation, Bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     4. That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     5. That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereto duly authorized, in The City of New York, State of New York, on January 2, 1997.

                                   FGIC SECURITIES PURCHASE, INC.



                                   By:/s/Ann C. Stern
                                      ----------------------------
                                       Ann C. Stern
                                       President

                              POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Ann C. Stern or Christopher Jacobs, or either of them, his or her true and lawful attorney-in-fact and agent, with full powers of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and to file any and all amendments, including post-effective amendments, to this Registration Statement, with the Securities and Exchange Commission, granting to said attorneys-in-fact full power and authority to perform and other act on behalf of the undersigned required to be done in connection therewith.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


         Signature                 Title                    Date
         ---------                 -----                    ----
 By: /s/Ann C. Stern       President (principal         January 2, 1997
     ------------------     executive officer),
     Ann C. Stern           Director

 By: /s/Christopher Jacobs  Treasurer (principal        January 2, 1997
     ---------------------  financial and
     Christopher Jacobs     accounting officer),
                            Director

 By: /s/A. Edward Turi, III Director                    January 2, 1997
     ----------------------
     A. Edward Turi, III



                                EXHIBIT INDEX


     The following exhibit is filed herewith:


     4.1 --    Proposed Form of Standby Bond Purchase Agreement (Issuer).

     4.2 -- Proposed Form of Standby Bond Purchase Agreement (Third Party Fiduciary).

     5   --    Opinion of Brown & Wood LLP re legality of securities.

     10   --   Proposed Form of Standby Loan Agreement between FGIC-SPI and a
               Standby Lender.

     24   --   Consents of experts and counsel:

               (a)  Consent of KPMG Peat Marwick LLP
               (b)  Consent of Brown & Wood LLP
                              (included in Exhibit 5).

     25   --   Power of Attorney (included in Registration Statement at page
               II-5).